SECURITIES AND EXCHANGE COMMISSION


                           Washington, D.C.  20549


                              _________________




                                  FORM 8-K




                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)  August 13, 1996




                       COMPUTER SCIENCES CORPORATION
            (Exact name of Registrant as specified in its charter)




NEVADA                            1-4850                     95-2043126
(State or Other Jurisdiction     (Commission              (I.R.S. Employer
of Incorporation)                File Number)            Identification No.)




2100 East Grand Avenue
El Segundo, California                                                 90245
(Address of Principal Executive Offices)                          (Zip Code)



Registrant's telephone number, including area code  (310) 615-0311



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

     On August 1, 1996, the Registrant acquired The Continuum Company, Inc. ("Continuum") in a transaction that will be accounted for as a pooling of interests. On August 13, 1996, the Registrant released the following preliminary, unaudited condensed statements of income, without notes, of the Registrant, including Continuum on a pooled basis, for each of the quarters in the fiscal year ended March 29, 1996 and for the first quarter of fiscal year 1997:

                           COMPUTER SCIENCES CORPORATION
                  QUARTERLY CONDENSED STATEMENTS OF INCOME (unaudited)
                     FOR THE FIVE QUARTERS ENDED JUNE 28, 1996
                     ($ in thousands except earnings per share)
                    June 30,    Sept. 29,   Dec. 29,    Mar. 29,    June 28,
                      1995        1995        1995        1996        1996
                   ----------  ----------  ----------  ----------  ----------
Revenues           $1,082,963  $1,128,648  $1,236,674  $1,292,475  $1,303,892
                   ----------  ----------  ----------  ----------  ----------
Costs of services     849,844     881,811     957,152   1,007,182   1,037,208
Selling, general
  and
  administrative      108,997     112,131     129,330     117,130     116,453
Depreciation and
  amortization         60,105      63,454      69,471      79,027      71,607
Interest expense        9,352       9,284       9,956       9,333       8,314
Interest income        (1,957)       (932)     (1,340)     (1,553)     (1,463)
Non-recurring
  charges                                  (a) 26,000  (b) 50,053
                   ----------  ----------  ----------  ----------  ----------
Total costs and
  expenses          1,026,341   1,065,748   1,190,569   1,261,172   1,232,119
                   ----------  ----------  ----------  ----------  ----------
Income before
  taxes                56,622      62,900      46,105      31,303      71,773

Taxes on income        20,681      23,331      26,384      17,103      26,496
                   ----------  ----------  ----------  ----------  ----------
Net income         $   35,941  $   39,569  $   19,721  $   14,200  $   45,277
                   ==========  ==========  ==========  ==========  ==========
Average shares
  outstanding (c)      76,245      76,858      77,708      77,189      77,677
                   ----------  ----------  ----------  ----------  ----------
Earnings per
  common share          $0.47       $0.51       $0.25       $0.18       $0.58
                   ==========  ==========  ==========  ==========  ==========

[FN]

(a) In connection with Continuum's December 1995 acquisition of SOCS Holding, a Paris-based software and services company, $26.0 million of the purchase price was assigned to purchased research and development and was expensed.
(b) During March 1996, Continuum acquired Hogan Systems, Inc. ("Hogan"), a software and consulting company serving financial institutions worldwide. As previously reported on Continuum's Annual Report on Form 10-K for the fiscal year ended March 31, 1996, Continuum charged $50.1 million ($35.7 million after tax benefits) to operations as restructuring costs in connection with the Hogan acquisition and the restructuring of its expanded business.
(c) Earnings per common share are based on the sum of the historical average common shares outstanding (including common stock equivalent shares), as reported by CSC, and the historical average common shares outstanding for Continuum (adjusted to reflect common stock equivalents) converted to CSC shares at the exchange ratio of 0.79.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                     COMPUTER SCIENCES CORPORATION


Dated:  August 13, 1996              By: /s/Denis M. Crane
                                         _____________________________
                                            Denis M. Crane
                                            Vice President